                                                                    EXHIBIT 23.3


                          CONSENT OF DIRECTOR NOMINEE


Sharper Image Corporation
650 Davis Street
San Francisco, California 94111


Attention: Board of Directors


        I, George James, hereby consent to be named in the Registration Statement on Form S-2 of Sharper Image Corporation relating to the sale of 2,500,000 shares of Sharper Image Corporation's common stock.




                                        /s/ George James
                                        -----------------------------
                                        George James

                                        San Francisco, California
                                        May 21, 1999